Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Kaleyra, Inc. (f/k/a GigCapital, Inc.) (the “Company”) is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the business combination between GigCapital, Inc. and Kaleyra, S.p.A., which was consummated on November 25, 2019. The historical financial information of Kaleyra, S.p.A. was derived from the unaudited condensed consolidated financial statements of Kaleyra S.p.A. as of and for the nine months ended September 30, 2019 and the audited consolidated financial statements of Kaleyra S.p.A. as of and for the year ended December 31, 2018. The historical financial information of GigCapital, Inc. was derived from the audited financial statements of GigCapital, Inc. as of and for the year ended September 30, 2019. This information should be read together with Kaleyra S.p.A.’s and GigCapital Inc.’s financial statements and related notes.

Description of the Transaction

GigCapital, Inc. entered into a Stock Purchase Agreement on February 22, 2019 (the “Purchase Agreement”), by and among GigCapital, Inc., Kaleyra S.p.A., Shareholder Representative Services LLC, (the “Seller Representative”) as representative for the holders (the “Kaleyra Stockholders”) of the ordinary shares of Kaleyra S.p.A. immediately prior to the closing of the Transaction (as defined below), and each of the following Kaleyra Stockholders of all of the stock of Kaleyra S.p.A. (collectively, such Kaleyra Stockholders, the “Sellers”): Esse Effe S.p.A, a company with shares formed under the laws of Italy (“Esse Effe”), Maya Investments Limited, a company formed under the laws of England (“Maya”), Hong Kong Permanent Shine Limited, a company formed under the laws of Hong Kong, Ipai Terry Hsiao, Giacomo Dall’Aglio, Alex Milani, Luca Giardina Papa, Filippo Monastra, Matteo Castelucci, Kirk Tsai, Justyna Miziolek, Erjon Metko, Claudio Ippolito, Andrea Riccardi, and Francesco Vizzone.

Following the approval at the special meeting of the stockholders of GigCapital, Inc. held on November 22, 2019, and pursuant to and in accordance with the terms of the Purchase Agreement, the Sellers on November 25, 2019 sold, transferred, assigned, conveyed and delivered to the Company all of the Kaleryra Stock (the “Transaction”). As partial consideration for the Transaction, on November 25, 2019 the Company issued unsecured convertible promissory notes to each of Esse Effe and Maya in the amount of $6,000,000 and $1,500,000, respectively, and also issued other unsecured promissory notes to each of Esse Effe and Maya in the identical respective amounts. Also, as additional partial consideration for the Transaction, the Company issued on November 25, 2019, in the aggregate 10,687,106 shares of common stock to the Sellers.

Accounting for the Transactions

The business combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, GigCapital, Inc. will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Kaleyra S.p.A.’s operations comprising substantially all of the ongoing operations of the post-combination company, Kaleyra S.p.A.’s senior management comprising substantially all of the senior management of the post-combination company and the existence of a majority voting interest in the post-combination company. Accordingly, for accounting purposes, the business combination is treated as the equivalent of Kaleyra S.p.A. issuing stock for the net assets of GigCapital, Inc., accompanied by a recapitalization. The net assets of GigCapital, Inc. is stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination are the historical operations of Kaleyra S.p.A.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the business combination, are factually supportable and, with respect to the pro forma statements of operations, are expected to have a continuing impact on the results of the post-combination company. The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the post-combination company will experience. Kaleyra S.p.A and GigCapital, Inc. have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

PROFORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2019

(in thousands except share and per share amounts)

(unaudited)

			Pro Forma
	(A) GigCapital, Inc.	(B) Kaleyra S.p.A	Pro Forma Adjustments		Pro Forma Balance Sheet
ASSETS
Current assets
Cash and cash equivalents	$470	$10,702	$79,165	(1)
			120	(1)
			(480)	(1)
			(38,524)	(2)
			—	(4)
			527	(5)
			(1,639)	(6)
			(11,577)	(7)
			(17,045)	(8)
			(9,859)	(9)	11,860
Restricted Cash			11,577	(7)
			9,859	(9)	21,436
Short-term marketable securities		4,971			4,971
Trade receivables		41,054			41,054
Prepaid expenses and accrued income	18	897			915
Other current assets		2,931			2,931

Total current assets	488	60,555	22,124		83,167
Property and equipment, net		2,926			2,926
Intangible assets, net		9,847			9,847
Goodwill		17,087			17,087
Deferred tax assets		517	1,003	(4)	1,520
Other long-term assets		1,259			1,259
Cash and marketable securities held in Trust Account	78,758		480	(1)
			(208)	(1)
			135	(1)
			(79,165)	(1)	—
Interest receivable on cash held in trust account	120		(120)	(1)	—

Total Assets	$79,366	$92,191	$(55,751)		$115,806

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,392	$52,013	$3,650	(4)	$57,055
Preference shares		658			658
Preference shares due to related parties		1,780			1,780
Current portion of bank and other borrowings		10,638			10,638
Deferred revenue		1,560			1,560
Payable to employees and related parties	123	859			982
Other current liabilities	87	1,110	$11,577	(7)
			$456	(7)
			$467	(8)
			$9,859	(9)	23,556
Accrued liabilities	1,140				1,140
Notes payable	3,051		15,000	(2)
			527	(5)	18,578

Total current liabilities	5,793	68,618	41,536		115,947
Bank and other borrowings		16,135	—		16,135
Long-term payable to employees		1,258			1,258
Deferred tax liabilities		1,739			1,739
Other long-term liabilities		397			397

Total liabilities	5,793	88,147	41,536		135,476
Commitments and contingencies
GigCapital
Common stock subject to possible redemption, 7,182,576 shares as of June 30, 2019 at a redemption value of $10.00 per share
	68,574	—	—
			(68,574)	(2)	—
Stockholders’ equity
Common stock	1	121	(121)	(2)
			1	(2)	2
Preferred stock	—				—
Additional paid-in capital	6,750	10,066	30,171	(2)
			(15,000)	(2)
			(1)	(2)
			(1,752)	(3)
			(1,639)	(6)
			(11,577)	(7)
			(456)	(7)
			(17,512)	(8)
			(9,859)	(9)
			10,809	(10)	—
Accumulated other comprehensive income	—	1,018			1,018
Accumulated deficit	(1,752)	(7,161)	1,752	(3)
			(2,647)	(4)
			(73)	(1)
			(10,809)	(10)	(20,690)

Total stockholders’ equity	4,999	4,044	(28,713)		(19,670)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$79,366	$92,191	$(55,751)		$115,806

Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet

(A)	Derived from the audited balance sheet of GigCapital, Inc. as of September 30, 2019.
(B)	Derived from the unaudited condensed consolidated balance sheet of Kaleyra S.p.A. as of September 30, 2019.
(1)

To reflect the receipt of additional extension payments of $480 thousand, taxes of $208 thousand and interest of $133 thousand followed by the release of $79,372 thousand of investments and $120 thousand of interest receivable held in the Trust Account as all amounts held in the Trust Account were released upon the consummation of the Business Combination to either be used to satisfy the exercise of Redemption Rights or for use by the post-combination company.

(2)

To reflect the redemption of 3,668 thoushand shares into cash by the stockholders of GigCapital, Inc. with $38,524 thousand paid out in cash on redemption. To reflect the cash payout for redemption, surrender of the Kaleyra S.p.A shares, the transfer of the remaining 3,514 thousand shares of Common Stock to permanent equity ($69,054 thousand), the issuance of 10,687 thousand shares of Common Stock ($.0001 par value), issuance of $7,500 thousand cash consideration notes and issuance of a $7,500 thousand Note Payable to the Sellers.

(3)	To reflect the elimination of the historical accumulated deficit of GigCapital Inc, the accounting acquiree.
(4)

To reflect the accrual of additional $3,650 thousand for a total estimated $14,091 thousand of legal, financial advisory and other professional fees related to the Business Combination, of which an estimated $5,319 thousand will be paid to Cowen and Chardan Capital Markets, LLC, as advisors to GigCapital, Inc., and an estimated $1,509 thousand will be paid in legal and accounting fees for GigCapital, Inc., in connection with the Business Combination. In addition, an estimated $2,150 thousand will be paid to Northland and GCA Altium S.r.l., as advisors to Kaleyra S.p.A, and an estimated $3,098 thousand will be paid in legal and accounting fees for Kaleyra S.p.A, in connection with the Business Combination.

(5)

To reflect the receipt of the remaining October capital call and the November capital call and the subsequent issuance of GigCapital, Inc. extension and working capital notes in October and November 2019.

(6)

To reflect the conversion of rights held by insiders or covered by forward share purchase agreements for 1,322 thousand shares of Common Stock and to record the tender and acceptance for cancellation of the remaining 1,656 thousand rights at a price of $0.99 per right in the Rights Tender Offer.

(7)

To reflect the establishment of an escrow account ($11,577 thousand) and the contingent liablilty for the conversion of rights and shares purchased in the aggregate of 1,083 thousand Shares, assuming a holding period of six months from the close of the Business Combination, for $10.68 per share and 43 thousand Right Shares for $10.50 per share assuming holding period of 60 days from the date of the Business Combination as defined in the Forward Share Purchase agreement with Yakira.

(8)

To reflect the cash payment and contingent liability for the purchase of 1,623 thousand Shares, assumed held for a period of 12 months from the date of the Business Combination, at approximately $10.79 per share, based on the OTC Equity Prepaid Forward Transaction with Nomura.

(9)

To reflect the establishment of an escrow account ($9,859) and the contingent liablilty for the purchase of 923 thousand Shares at $10.68 per share assuming a holding period of six months from the close of the Business Combination as defined in Forward Share Purchase agreement with Glazer Capital Management.

(10)	To reclass negative additional paid-in capital to accumulated deficit.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2019

(in thousands except share and per share amounts)

(unaudited)

	(A)			(B)	(C)
	GigCapital, Inc.	Kaleyra, S.p.A.			Pro Forma
	Year Ended September 30, 2019	Three months ended December 31, 2018	Nine months ended September 30, 2019	Twelve months ended September 30, 2019	Pro Forma Adjustments		Pro Forma Statement of Operations (A+B+C)
Revenue		$27,815	$93,925	$121,740			$121,740
Cost of revenue		21,762	75,645	97,407			97,407

Gross profit	—	6,053	18,280	24,333	—		24,333

Operating expenses:							—
Research and development		1,602	3,869	5,471			5,471
Sales and marketing		3,440	4,392	7,832			7,832
General and administrative expenses	2,981	5,927	10,667	16,594	(4,778)	(2)	14,797
(Income) on equity investments				—			—

Total operating expenses	2,981	10,969	18,928	29,897	(4,778)		28,100

Income (loss) from operations	(2,981)	(4,916)	(648)	(5,564)	4,778		(3,767)

Other income, net		(77)	(106)	(183)			(183)
Interest expense, net		(97)	206	109	314	(3)	423
Foreign currency loss		361	402	763			763
Interest (income) on marketable securities held in Trust Account	(2,648)				2,648	(1)	—

Income (loss) before income taxes	(333)	(5,103)	(1,150)	(6,253)	1,816		(4,770)

Income tax expense	753	583	719	1,302	(753)	(1)	1,302

Net (loss) income	$(1,086)	$(5,686)	$(1,869)	$(7,555)	$2,569		$(6,072)

Net income loss per share attributable to common shareholders, basic and diluted	$(0.54)			$(74.28)			$(0.26)

Weighted-average shares used in computing net loss per share attributable to common shareholders basic and diluted	4,207,008			101,707	19,008,691	(4)	23,317,406

Pro Forma Adjustments to the Unaudited Condensed Combined Statement of Operations

(A)	Derived from the audited statement of operations of GigCapital, Inc. for the year ended September 30, 2019.
(B)

Derived by adding the unaudited condensed consolidated statements of operations for the nine months ended September 30, 2019 and the unaudited condensed consolidated statement of operations for the three months ended December 31, 2018 of Kaleyra S.p.A.

(1)	Represents an adjustment to eliminate both the interest income on marketable securities held in the Trust Account as of the beginning of the period and corresponding income tax expense.
(2)

To reflect the reversal of Business Combination related expenses included in the statements of operations incurred by GigCapital, Inc. (approximately $1,220 thousand) and Kaleyra S.p.A. (approximately $3,558 thousand).

(3)	To the reflect the interest at Libor plus 1% for one year on $7,500 thousand cash consideration notes and $7,500 thousand Note Payable to Sellers.
(4)

As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable to the Kaleyra S.p.A. stockholders in the Business Combination have been outstanding for the entire period presented.

12 Months Ended September 30, 2019
Weighted-average common shares outstanding, basic and diluted:
GigCapital Inc. weighted average shares outstanding	4,207,008
GigCapital shares of common stock no longer subject to forfeiture	60,000
GigCapital Inc. shares subject to redemption reclassified to equity	3,514,264
Rights converted at closing	1,321,756
Aggregate Sellers shares earned based on redemption range and Earn-Out criteria	3,527,272
Shares issued to Kaleyra in business combination (1)	10,687,106

Weighted-average common shares outstanding, basic and diluted	23,317,406

Percent of shares owned by GigCapital Inc.	39%
Percent of shares owned by Kaleyra	61%